Exhibit 99.01
INTUIT INC.
2005 EQUITY INCENTIVE PLAN
(As Amended on October 24, 2006 and Approved by the Shareholders on December 15, 2006)
(Numbers within revised to reflect 2-for-1 Stock Split Effective July 7, 2006)
     1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (SARs) and Restricted Stock Units. Capitalized terms not defined in the text are defined in Section 26.
     2. SHARES SUBJECT TO THE PLAN.
          2.1 Number of Shares Available. Subject to Sections 2.2 and 21, 36,000,000 Shares are available for grant and issuance under the Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but cease to be subject to the Option or SAR for any reason other than exercise of the Option; (b) an Award granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) an Award granted under this Plan that otherwise terminates without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. In any fiscal year of the Company no more than fifty percent (50%) of the Shares subject to Awards granted in such fiscal year may have an Exercise Price or Purchase Price per Share that is less than Fair Market Value on the applicable date of grant. In order that ISOs may be granted under this Plan, no more than 36,000,000 shares shall be issued as ISOs. The Company may issue Shares which are authorized but unissued or treasury shares pursuant to the Awards granted under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.
          2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, extraordinary dividend of cash or stock or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan and the limits that are set forth in Section 2.1; (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the 4,000,000 and 6,000,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (e) the number of Shares that are granted as Options to Non-Employee Directors as set forth in Section 10, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.
     3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary. All other Awards may be granted to employees (including officers and directors who are also employees), non-employee directors and consultants of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 4,000,000 Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 6,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment.
     4. ADMINISTRATION.
          4.1 Committee Authority. The Plan shall be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Non-Employee Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:
(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the subplans, forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration both domestically and abroad, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)	select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)	determine the terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability, and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan; or

(l)	make all other determinations necessary or advisable for the administration of the Plan.
          4.2 Committee Interpretation and Discretion. Except for automatic grants to Non-Employee Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties under Section 409A of the Code.
     5. OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan. Options granted to Non-Employee Directors pursuant to Section 10 hereof shall be governed by that Section.
          5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. Except as otherwise required by the terms of Options to Non-Employee Directors as provided in the terms of Section 10 hereof, the Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, the Prospectus and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.
          5.3 Exercise Period and Expiration Date. An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the Option may be exercised (the “Expiration Date”); provided that no Option will be exercisable after the expiration of seven years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an ISO will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of the Plan and the Stock Option Agreement.
          5.5 Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.
          5.6 Termination.
     (a) Vesting. Any Option granted to a Participant will cease to vest on the Participant’s Termination Date, if the Participant is Terminated for any reason other than “total disability” (as defined in this Section 5.6(a)) or death. Any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or who is a director, will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to “total disability” or death. For purposes of this Section 5.6(a), “total disability” shall mean: (i) (A) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (B) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (ii) the Company shall have received from the Participant’s primary physician a certification that the Participant’s total disability is likely to be permanent. Any Option held by an employee who is Terminated by the Company, or any Subsidiary or Parent within one year following the date of a Corporate Transaction, will immediately vest as to such number of Shares as the Participant would have been vested in twelve months after the date of Termination had the Participant remained employed for that twelve month period.
     (b) Post-Termination Exercise Period. Following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested as set forth in Section 5.6(a):
          (i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or
          (ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.
          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.
          5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.
          5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.
          5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. RESTRICTED STOCK AWARDS.
          6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the following:
          6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.
          6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.
          6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          6.5 Termination During Performance Period. If a Participant is Terminated during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

     7. STOCK BONUS AWARDS.
          7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award, but the number of Shares awarded is subject to the limit of Section 2.1.
          7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
          7.3 Form of Payment to Participant. The Committee will determine whether the earned portion of a Stock Bonus Award will be paid to the Participant currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a Stock Bonus Award to a date or dates after the Stock Bonus Award is earned provided that the terms of the Stock Bonus Award and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments.
          7.4 Termination of Participant . In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.
     8. STOCK APPRECIATION RIGHTS.
          8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

          8.2 Terms of SARs. The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria. The Exercise Price of an outstanding SAR may not be reduced without stockholder approval.
          8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the last date that the SAR may be exercised (the “Expiration Date”); provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.
          8.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made.
     9. RESTRICTED STOCK UNITS
          9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. The Committee may authorize the issuance of RSUs to certain eligible persons who elect to defer cash compensation. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan (including the limit set forth in Section 2.1).
          9.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be issued; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
          9.3 Form and Timing of Settlement. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.
     10. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.1
          10.1 Eligibility. Non-Employee Directors are eligible for options granted pursuant to this Section 10.
          10.2 Initial Grant. Each Non-Employee Director who first becomes a member of the Board on or after July 26, 2006, will automatically be granted an option for 67,500 Shares on the date such Non-Employee Director first becomes a member of the Board. Each Option granted pursuant to this Section 10.2 shall be called an “Initial Grant”.
          10.3 Succeeding Grant. On each anniversary occurring on or after July 26, 2006, of an Initial Grant under this Plan (or under the Company’s 1996 Directors Stock Option Plan) each Non-Employee Director who has served continuously as a member of the Board during that period will automatically be granted an Option for 22,500 Shares. Each Option granted pursuant to this Section 10.3 shall be called a “Succeeding Grant”.
          10.4 Audit Committee Grants. Each Non-Employee Director who is appointed Chairperson of the Audit Committee, if any, on or after July 26, 2006, will automatically be granted an Option for 10,000 Shares on the day he or she is appointed (the “Audit Committee Chairperson Grant”). On each anniversary of a Non-Employee Director’s first Audit Committee Chairperson Grant on which the Non-Employee Director continues to be the Chairperson of the Audit Committee, the Non-Employee Director will automatically be granted an Option for 10,000 Shares (also an “Audit Committee Chairperson Grant”). Each Non-Employee Director who is appointed a new non-Chairperson member of the Audit Committee on or after July 26, 2006, will automatically be granted an Option for 7,500 Shares on the day he or she is appointed. The types of option grant referenced in the preceding two sentences or granted under this Section 10.4 prior to July 26, 2006, are each hereinafter referred to as an “Audit Committee Grant”. If on each subsequent anniversary occurring on or after July 26, 2006, of a Non-Employee Director’s first Audit Committee Grant, the Non-Employee Director is a non-Chairperson member of the Audit Committee and if the Non-Employee Director has been in continuous service on the Audit Committee since such Audit Committee Grant, then the Non-Employee Director will automatically be granted an Option for 7,500 Shares (each such Option a “Succeeding Audit Committee Grant”).
          10.5 Compensation and Organizational Development Committee Grants. Each Non-Employee Director who is appointed Chairperson of the Compensation and Organizational Development Committee, if any, on or after July 26, 2006, will automatically be granted an Option for 10,000 Shares on the day he or she is appointed (the “Compensation Committee Chairperson Grant”). On each anniversary of a Non-Employee Director’s first Compensation Committee Chairperson Grant on which the Non-Employee Director continues to be the Chairperson of the Compensation and Organizational Development Committee, the Non-

[1]	The automatic grants referenced in this Section 10 reflect the amendment of the Plan adopted by the Board on July 26, 2006. Previously Initial Grants were for 45,000 shares, Succeeding Grants were for 15,000 shares and grants for service on a qualifying committee were for 10,000 shares.

Employee Director will automatically be granted an Option for 10,000 Shares (also a “Compensation Committee Chairperson Grant”). Each Non-Employee Director who is appointed a new non-Chairperson member of the Compensation and Organizational Development Committee on or after July 26, 2006, will automatically be granted an Option for 7,500 Shares on the day he or she is appointed. The types of option grant referenced in the preceding two sentences or granted under this Section 10.5 prior to July 26, 2006, are each hereinafter referred to as a “Compensation Committee Grant”. If on each subsequent anniversary occurring on or after July 26, 2006, of a Non-Employee Director’s first Compensation Committee Grant the Non-Employee Director is a non-Chairperson member of the Compensation and Organizational Development Committee and if the Non-Employee Director has been in continuous service on the Compensation and Organizational Development Committee since such Compensation Committee Grant, then the Non-Employee Director will automatically be granted an Option for 7,500 Shares (each such Option a “Succeeding Compensation Committee Grant”).
          10.6 Nominating & Governance Committee Grants. Each Non-Employee Director who is appointed Chairperson of the Nominating & Governance Committee, if any, on or after July 26, 2006, will automatically be granted an Option for 10,000 Shares on the day he or she is appointed (the “Nominating & Governance Committee Chairperson Grant”). On each anniversary of a Non-Employee Director’s first Nominating & Governance Committee Chairperson Grant on which the Non-Employee Director continues to be the Chairperson of the Nominating & Governance Committee, the Non-Employee Director will automatically be granted an Option for 10,000 Shares (also a “Nominating & Governance Committee Chairperson Grant”). Each Non-Employee Director who is appointed a new non-Chairperson member of the Nominating & Governance Committee on or after July 26, 2006, will automatically be granted an Option for 7,500 Shares on the day he or she is appointed. The types of option grant referenced in the preceding two sentences or granted under this Section 10.6 prior to July 26, 2006, are each hereinafter referred to as a “Nominating & Governance Committee Grant”. If on each anniversary occurring on or after July 26, 2006, of a Non-Employee Director’s first Nominating & Governance Committee Grant the Non-Employee Director is a non-Chairperson member of the Nominating & Governance Committee and if the Non-Employee Director has been in continuous service on the Nominating & Governance Committee since such Nominating & Governance Committee Grant, the Non-Employee Director will automatically be granted an Option for 7,500 Shares (each such Option a “Succeeding Nominating & Governance Committee Grant”).
          10.7 Vesting and Exercisability
               (a) Initial Grants shall become exercisable as they vest as to 25% of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the shares each month thereafter and become fully vested on the fourth anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.
               (b) Succeeding Grants shall become exercisable as they vest as to 50% of the Shares upon the first anniversary of the date such Option is granted and an additional 4.1666% of the Shares each month thereafter and become fully vested on the second anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.
               (c) Each Audit Committee Grant, Succeeding Audit Committee Grant, Compensation Committee Grant, Succeeding Compensation Committee Grant, Nominating & Governance Committee Grant and Succeeding Nominating & Governance Committee Grant shall become exercisable as they vest as to 8.333% of the Shares each month following the date of grant and become fully vested on the first anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.
               (d) Any Option granted to a Non-Employee Director will vest as to 100% of the Shares subject to such Option, if the Non-Employee Director ceases to be a member of the Board or a consultant of the Company due to “total disability” or death. For purposes of this Section 10.7(d), “total disability” shall mean: (1) (i) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Non-Employee Director is unable to perform each of the material duties of any gainful occupation for which the Non-Employee Director is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Non-

Employee Director from engaging in any employment or occupation for wage or profit or (ii) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (2) the Company shall have received from the Non-Employee Director’s primary physician a certification that the Non-Employee Director’s total disability is likely to be permanent.
               (e) In the event of a Corporate Transaction, the vesting of all Options granted to Non-Employee Directors pursuant to this Section 10 will accelerate and such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised on or prior to the consummation of the corporate transaction, they shall terminate.
          10.8 Form of Option Grant. Each Option granted under this Section 10 shall be a NQSO and shall be evidenced by a Non-Employee Director Stock Option Grant Agreement in such form as the Committee shall from time to time approve and which shall comply with and be subject to the terms and conditions of this Plan.
          10.9 Exercise Price. The Exercise Price of each Option granted under this Section 10 shall be the Fair Market Value of the Share on the date the Option is granted. The Exercise Price of an outstanding Option may not be reduced without stockholder approval.
          10.10 Termination of Option. Except as provided in Section 10.7(e) or this Section 10.10, each Option granted under this Section 10 shall expire seven (7) years after its date of grant. The date on which the Non-Employee Director ceases to be a member of the Board or a consultant of the Company shall be referred to as the “Non-Employee Director Termination Date” for purposes of this Section 10.10. An Option may be exercised after the Non-Employee Director Termination Date only as set forth below:
               (a) Termination Generally. If the Non-Employee Director ceases to be a member of the Board or consultant of the Company for any reason except death or Disability, then each Option, to the extent then vested pursuant to Section 10.7 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director within seven months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.
               (b) Death or Disability. If the Non-Employee Director ceases to be a member of the Board or consultant of the Company because of his or her death or Disability, then each Option, to the extent then vested pursuant to Section 10.7 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director or his or her legal representative within twelve months after the Non-Employee Director Termination Date, but in no event later than the Expiration Date.
     11. PAYMENT FOR SHARE PURCHASES.
          11.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:
(a)	in cash (by check);

(b)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares of the Company’s Common Stock;

(d)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e)	by tender of property; or

(f)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2)	through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.
          11.2 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.
     12. WITHHOLDING TAXES.
          12.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
          12.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
     13. PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.
     14. TRANSFERABILITY. No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NQSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such permission by the Committee, a NQSO shall like all other Awards under the Plan be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
     15. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.
     16. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.
     17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
     18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.
     19. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.
     20. REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is prohibited without prior stockholder approval. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree; provided, however, that in no event will an Option with an Exercise Price above the Fair Market Value at the time of such proposed buyout be repurchased.

     21. CORPORATE TRANSACTIONS.
          21.1 Assumption or Replacement of Awards by Successor. Except as provided for in Section 10.7(e), in the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.
          21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.
          21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
     22. ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Compensation and Organizational Development Committee on August 26, 2004. The Plan shall become effective upon approval by stockholders of the Company, consistent with applicable laws.
     23. TERM OF PLAN. The Plan will terminate four years following the date it originally became effective upon approval by stockholders of the Company.
     24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or any rule promulgated thereunder or pursuant to the listing requirements of the national securities market on which the Shares are listed. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.
     25. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

     26. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:
     (a) “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NQSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.
     (b) “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.
     (c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     (f) “Committee” means the Compensation and Organizational Development Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.
     (g) “Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
     (h) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
     (i) “Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
     (j) “Effective Date” means the date stockholders approve the Plan pursuant to Section 22 of the Plan.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     (l) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.
     (m) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.
     (n) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(1)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date or if such date is not a trading date, the closing price on the NASDAQ National Market on the last trading date that precedes such date;

(2)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)	if none of the foregoing is applicable, by the Board of Directors in good faith.
     (o) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     (p) “ISO” means an Incentive Stock Option within the meaning of the Code.
     (q) “NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.
     (r) “NQSO” means a nonqualified stock option that does not qualify as an ISO.
     (s) “Option” means an Award pursuant to Section 5 of the Plan.
     (t) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current or former employee of the Company or any Parent or Subsidiary.
     (u) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (v) “Participant” means a person who receives an Award under the Plan.
     (w) “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
(1)	Net revenue and/or net revenue growth;

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual business objectives.
     (x) “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.
     (y) “Plan” means this Intuit Inc. 2005 Equity Incentive Plan, as amended from time to time.
     (z) “Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.
     (aa) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.
     (bb) “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.
     (cc) “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.
     (dd) “RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 9 of the Plan.
     (ee) “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.
     (ff) “SEC” means the Securities and Exchange Commission.
     (gg) “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.
     (hh) “Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.
     (ii) “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
     (jj) “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
     (kk) “Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.

     (ll) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (mm) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.
     (nn) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).